
<ARTICLE> 9
<LEGEND>
This schedule contains summary financial information extracted from the current report on Form 10-Q for the quarter ended March 31, 1996 and is qualified in its entirety by reference to such financial statements and accompanying disclosure.
</LEGEND>
<CIK> 0000020405
<NAME> CITICORP 1996
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                           6,203
<INT-BEARING-DEPOSITS>                          10,559
<FED-FUNDS-SOLD>                                10,715<F1>
<TRADING-ASSETS>                                30,978
<INVESTMENTS-HELD-FOR-SALE>                     20,460
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                        165,451
<ALLOWANCE>                                      5,390
<TOTAL-ASSETS>                                 263,566
<DEPOSITS>                                     172,004
<SHORT-TERM>                                    16,883<F2>
<LIABILITIES-OTHER>                             10,113
<LONG-TERM>                                     19,244<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      2,078
<COMMON>                                           502
<OTHER-SE>                                      17,182
<TOTAL-LIABILITIES-AND-EQUITY>                 263,566
<INTEREST-LOAN>                                  4,558
<INTEREST-INVEST>                                  381
<INTEREST-OTHER>                                   837
<INTEREST-TOTAL>                                 5,776
<INTEREST-DEPOSIT>                               2,186
<INTEREST-EXPENSE>                               3,091
<INTEREST-INCOME-NET>                            2,685
<LOAN-LOSSES>                                      494
<SECURITIES-GAINS>                                 102
<EXPENSE-OTHER>                                    934
<INCOME-PRETAX>                                  1,474
<INCOME-PRE-EXTRAORDINARY>                         914
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       914
<EPS-PRIMARY>                                     1.82
<EPS-DILUTED>                                     1.75
<YIELD-ACTUAL>                                    4.74<F4>
<LOANS-NON>                                      4,248<F5>
<LOANS-PAST>                                       953<F6>
<LOANS-TROUBLED>                                   338
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 5,368
<CHARGE-OFFS>                                      569<F7>
<RECOVERIES>                                       125
<ALLOWANCE-CLOSE>                                5,390<F8>
<ALLOWANCE-DOMESTIC>                                 0<F9>
<ALLOWANCE-FOREIGN>                                  0<F10>
<ALLOWANCE-UNALLOCATED>                              0<F11>

<F1>Includes Securities Purchased Under Resale Agreements
<F2>Purchased Funds and Other Borrowings
<F3>Includes Subordinated Capital Notes
<F4>Taxable Equivalent Basis
<F5>Includes $1,529 of cash-basis commercial loans and $2,719 of consumer loans on which accrual of interest has been suspended.
<F6>Accruing loans 90 or more days delinquent.
<F7>Includes $52MM of commercial credit losses and $517MM of consumer credit losses.
<F8>Allowance activity for 1996 includes $(28)MM in other changes principally net tansfers (to) from the reserve for Consumer Sold Portfolio and foreign exchange effects.
<F9>No portion of Citicorp's credit loss allowance is specifically allocated to any individual loan or group of loans, however, $1,809MM of the allowance at
December 31, 1995 was attributed to operations outside the U.S. (See note 10 to the 1995 Annual Report).
<F10>See Footnote F9 above.
<F11>See Footnote F9 above.

